EXHIBIT (a)(5)

AMENDMENT NO. 4 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 16th day of February, 2010, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century California Tax-Free and Municipal Funds (the "Trust") to add an Institutional Class of shares of the series titled California Long-Term Tax-Free Fund, California Tax-Free Bond Fund and California High-Yield Municipal Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add an A Class of shares and a C Class of shares of the series titled California Tax-Free Bond Fund.

NOW, THEREFORE, BE IT RESOLVED, each of the aforementioned actions shall take effect as of March 1, 2010; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century California Tax-Free and Municipal Funds

/s/Jonathan S. Thomas	/s/Peter F. Pervere
Jonathan S. Thomas	Peter F. Pervere

/s/John Freidenrich	/s/Myron S. Scholes
John Freidenrich	Myron S. Scholes

/s/Ronald J. Gilson	/s/John B. Shoven
Ronald J. Gilson	John B. Shoven

/s/Frederick L.A. Grauer	/s/Jeanne D. Wohlers
Frederick L.A. Grauer	Jeanne D. Wohlers

SCHEDULE A

American Century California Tax-Free and Municipal Funds

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

Series	Class	Date of Establishment

California Tax-Free Money Market Fund	Investor Class	11/09/1983

California Tax-Free Bond Fund	Investor Class	11/09/1983
	Institutional Class	03/01/2010
	A Class	03/01/2010
	C Class	03/01/2010

California Long-Term Tax-Free Fund	Investor Class	11/09/1983
	Institutional Class	03/01/2010
	A Class	09/27/2007
	B Class	09/27/2007
	C Class	09/27/2007

California High-Yield Municipal Fund	Investor Class	12/30/1986
	Institutional Class	03/01/2010
	A Class	05/08/2002
	B Class	05/08/2002
	C Class	05/01/2001

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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